UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 08, 2022

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 8, 2022, Avista Corporation (the "Company") entered into an underwriting agreement with the underwriters named therein (the "Underwriting Agreement") for the sale of $400 million aggregate principal amount of its First Mortgage Bonds, 4.00% Series due 2052 (the "Bonds"). The sale of the Bonds is expected to close on March 17, 2022 subject to the satisfaction of customary closing conditions, as further described in the Underwriting Agreement. The Bonds were registered under the Securities Act of 1933, as amended, by means of the Company's automatic shelf Registration Statement on Form S-3 (No. 333-231431) and were offered by the Company's Prospectus dated May 13, 2019, as supplemented by its Prospectus Supplement dated March 8, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
1.1	Underwriting Agreement dated March 8, 2022 between the Company and the underwriters named therein
4.1	Sixty-sixth Supplemental Indenture to the Mortgage dated as of March 1, 2022
5(c)	Opinion and Consent of Gregory C. Hesler, Esq.
5(d)	Opinion and Consent of Bracewell LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	March 9, 2022	By:	/s/ Gregory C. Hesler
Gregory C. Hesler
Vice President, General Counsel
and Chief Ethics/Compliance Officer